Exhibit 3.2

AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.
ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

FIRST: The charter (the “Charter”) of American Realty Capital Hospitality Trust, Inc., a Maryland corporation (the “Corporation”), is hereby amended by deleting existing Section 8.5 in its entirety and substituting in lieu thereof the following:

[INTENTIONALLY RESERVED]

SECOND: The Charter is hereby amended by deleting Article XIV in its entirety and substituting in lieu thereof the following:

[INTENTIONALLY RESERVED]

THIRD: The Charter is hereby amended by deleting the following definitions in their entirety under the heading “DEFINITIONS” in Article IV of the Charter:

“ROLL-UP ENTITY” means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

“ROLL-UP TRANSACTION” means a transaction involving the acquisition, merger, conversion or consolidation either directly or indirectly of the Company and the issuance of securities of a Roll-Up Entity to the holders of Common Shares. Such term does not include:

(a) a transaction involving securities of the Company that have been for at least twelve (12) months listed on a national securities exchange; or

(b) a transaction involving the conversion to corporate, trust or association form of only the Company, if, as a consequence of the transaction, there will be no significant adverse change in any of the following:

(i)    the voting rights of the holders of the Shares;

(ii)    the term of existence of the Company;

(iii)    Sponsor or Advisor compensation; or

(iv)    the Company’s investment objectives.

FOURTH: The foregoing amendments have been duly advised by the Board of Directors of the Corporation and approved by the stockholders of the Corporation as required by law.

FIFTH: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his or her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and attested to by its Chief Financial Officer on this 19th day of August, 2016.

ATTEST:                    AMERICAN REALTY CAPITAL HOSPITALITY TRUST, INC.

By: /s/ Edward T. Hoganson _______         By: /s/ Jonathan P. Mehlman ___________ (SEAL)
Name: Edward T. Hoganson             Name: Jonathan P. Mehlman
Title: Chief Financial Officer                    Title: Chief Executive Officer and President